UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2011
Henry Schein, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27078 (Commission File Number)	11-3136595 (I.R.S. Employer Identification No.)

135 Duryea Road, Melville, New York (Address of principal executive offices)	11747 (Zip Code)
Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 14, 2011, Henry Schein, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Distribution Agreement for Fluviral® Influenza Vaccine, dated as of December 2, 2004, with ID Biomedical Corporation of Quebec (successor in interest to ID Biomedical Corporation) (“IDB”), as amended (the “Distribution Agreement”).
     Pursuant to the Distribution Agreement, the parties agreed to negotiate in good faith new terms for the relationship, rights and obligations of the parties with regard to distribution of IDB’s injectable influenza virus vaccine product (“Product”) in the 2012/2013 Flu Season. The parties further agreed that time was of the essence in this regard and intended to complete such negotiations and sign an amendment or new definitive agreement by September 1, 2011. To date, the parties have not completed such negotiations or entered into a new definitive agreement. Pursuant to the Distribution Agreement, if the parties did not enter into a mutually agreeable amendment or new definitive agreement for the 2012/2013 Flu Season before September 1, 2011, then IDB had the right to immediately terminate the Distribution Agreement with regard to all Flu Seasons after the 2011/2012 Flu Season during the 15 days following September 1, 2011 by providing written notice to the Company.
     On September 14, 2011, the Company and IDB entered into an amendment to the Distribution Agreement to extend the period in which IDB may terminate the Distribution Agreement to allow the parties additional time to negotiate a mutually agreeable amendment or new definitive agreement for the 2012/2013 Flu Season. IDB may now provide written notice of termination to the Company during the 30 days following September 1, 2011. If IDB does not terminate the Agreement on or before October 1, 2011, the Distribution Agreement, by its terms, will automatically terminate at the conclusion of the 2012/2013 Flu Season.
     The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:
1.1	Amendment dated September 14, 2011 to Distribution Agreement, dated as of December 2, 2004, by and between Henry Schein, Inc. and ID Biomedical Corporation of Quebec (successor in interest to ID Biomedical Corporation).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)
Date: September 16, 2011	By:	/s/ Michael S. Ettinger
Michael S. Ettinger
Senior Vice President and General Counsel

EXHIBIT INDEX
Exhibit
	1.1	Amendment dated September 14, 2011 to Distribution Agreement, dated as of December 2, 2004, by and between Henry Schein, Inc. and ID Biomedical Corporation of Quebec (successor in interest to ID Biomedical Corporation).